PRDO ANNOUNCES 3Q20 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND

YEAR TO DATE 2020 RESULTS

Third quarter revenue increased 9.1% supported by enrollment growth at both CTU and AIU

Schaumburg, Ill. (November 5, 2020) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended September 30, 2020.

Third Quarter 2020 Results as Compared to the Prior Year Quarter

Financial Results

•	Revenue increased by 9.1 percent to $169.1 million, with both CTU and AIU contributing to the growth
•	Operating income increased to $32.1 million as compared to $24.3 million
•	Adjusted operating income increased to $36.3 million as compared to $34.0 million*
•	Earnings per diluted share of $0.56 compared to earnings per diluted share of $0.25
•	Adjusted earnings per diluted share of $0.35 as compared to $0.35*
•	Ended the quarter with $367.7 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

Enrollment Metrics

•

Total student enrollments at September 30, 2020 increased 17.2 percent. CTU’s total student enrollments increased 4.8 percent while AIU’s total student enrollments increased 37.7 percent. AIU’s total student enrollments were positively impacted by the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) while also experiencing underlying organic growth.

•

New student enrollments increased 17.5 percent. New student enrollments increased 5.2 percent within CTU and 29.4 percent within AIU. AIU’s new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

Year to Date 2020 Results as Compared to the Prior Year to Date

Financial Results

•	Revenue increased by 10.0 percent to $516.2 million, with both CTU and AIU contributing to the growth
•	Operating income increased to $106.7 million as compared to $54.4 million
•	Adjusted operating income increased to $118.8 million as compared to $99.8 million*
•	Earnings per diluted share of $1.36 as compared to $0.59
•	Adjusted earnings per diluted share of $1.17 as compared to $1.04*

Enrollment Metrics

•

New student enrollments increased 19.8 percent. New student enrollments increased 8.8 percent within CTU and 33.1 percent within AIU. AIU’s year to date new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

* See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

PRDO ANNOUNCES 3Q20 RESULTS …PG 2

“The year to date results underscore our commitment to student experiences, retention and academic outcomes and I’m proud of the entire Perdoceo team for their efforts to educate, serve and support our students,” said Todd Nelson, President and Chief Executive Officer. “Investments in data analytics and technology across our academic platforms have enhanced student learning and strengthened the efficiency and effectiveness of our student support processes. Our financial position continues to strengthen and we remain focused on executing against our objective of sustainable and responsible growth.”

AIU SYSTEM

Effective November 5, 2020, AIU implemented a university system model, the American InterContinental University System (the “AIU System” or “AIU”), which is comprised of two universities: American InterContinental University and Trident University International (“Trident” or “TUI”).  The system structure provides a new framework for American InterContinental University and Trident to continue to serve their unique student populations while benefitting from one university system. Although both universities will operate under a shared governance structure and have a common mission, the system structure will allow each to retain its name and customize its programs and instructional and student service models to the needs of its unique student populations.

REVENUE

•	For the quarter ended September 30, 2020, total revenue of $169.1 million increased 9.1 percent compared to total revenue of $155.0 million for the prior year quarter.

•	For the year to date ended September 30, 2020, total revenue of $516.2 million increased 10.0 percent compared to total revenue of $469.3 million for the prior year to date.

•	Both CTU and AIU contributed to the revenue growth supported by organic enrollment growth as well as the Trident acquisition.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU	$98,985	$96,038	3.1%	$302,766	$289,650	4.5%
AIU (1)	70,048	58,907	18.9%	213,279	179,559	18.8%
Total University Group	169,033	154,945	9.1%	516,045	469,209	10.0%
Corporate and Other	93	14	NM	110	44	NM
Total	$169,126	$154,959	9.1%	$516,155	$469,253	10.0%

(1)	AIU’s revenue for the quarter and year to date ended September 30, 2020 includes revenue associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 3Q20 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

As of September 30, 2020, CTU’s and AIU’s total student enrollments increased 4.8 percent and 37.7 percent, respectively, as compared September 30, 2019. AIU’s total student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

•

For the quarter ended September 30, 2020, new student enrollments increased 5.2 percent within CTU and 29.4 percent within AIU, in each case as compared to the prior year quarter. AIU’s third quarter new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

•

For the year to date ended September 30, 2020, new student enrollments increased 8.8 percent within CTU and 33.1 percent within AIU, in each case as compared to the prior year to date. AIU’s year to date new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

	As of September 30,
Total Student Enrollments	2020	2019	% Change
CTU	24,000	22,900	4.8%
AIU (1)	19,000	13,800	37.7%
Total	43,000	36,700	17.2%

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
New Student Enrollments	2020	2019	% Change	2020	2019	% Change
CTU	6,840	6,500	5.2%	19,960	18,350	8.8%
AIU (1)	8,680	6,710	29.4%	20,400	15,330	33.1%
Total	15,520	13,210	17.5%	40,360	33,680	19.8%
(1)

AIU’s total student enrollments as of September 30, 2020 and new student enrollments for the quarter and year to date ended September 30, 2020 include enrollments related to the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 3Q20 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended September 30, 2020, operating income increased to $32.1 million compared to $24.3 million for the prior year quarter.

•	For the year to date ended September 30, 2020, operating income increased to $106.7 million compared to $54.4 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU (1)	$32,993	$29,926	10.2%	$100,688	$71,730	40.4%
AIU (2)	5,513	7,341	-24.9%	25,365	11,436	121.8%
Total University Group	38,506	37,267	3.3%	126,053	83,166	51.6%
Corporate and Other (3)	(6,432)	(12,973)	NM	(19,308)	(28,717)	NM
Total	$32,074	$24,294	32.0%	$106,745	$54,449	96.0%
(1)	CTU’s operating income for the year to date ended September 30, 2019 includes an $18.6 million expense related to the FTC settlement.
(2)

AIU’s operating income for the quarter and year to date ended September 30, 2020 includes results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition. Operating income for the year to date ended September 30, 2019 includes an $11.4 million expense related to the FTC settlement.

(3)

The following is a summary of the operating losses related to closed campuses which are included within Corporate and Other. Legal settlement expense of $7.1 million related to the Oregon arbitration matter was included in the operating loss for closed campuses for the quarter and year to date ended September 30, 2019.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Loss ($ in thousands)	2020	2019	% Change	2020	2019	% Change
Closed Campuses	$(369)	$(8,215)	95.5%	$(1,757)	$(12,801)	86.3%

PRDO ANNOUNCES 3Q20 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended September 30, 2020, adjusted operating income of $36.3 million increased 7.0 percent compared to adjusted operating income of $34.0 million for the prior year quarter.

•	For the year to date ended September 30, 2020, adjusted operating income of $118.8 million increased 19.1 percent compared to adjusted operating income of $99.8 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2020 (4)	2019	2020 (4)	2019
Total Company:
Operating income	$32,074	$24,294	$106,745	$54,449
Depreciation and amortization	3,995	2,284	10,785	6,752
Asset impairment (1)	-	-	612	-
Lease expenses for vacated space (2)	270	295	689	1,453
Significant legal settlements (3)	-	7,100	-	37,100
Adjusted Operating Income -- Total Company	$36,339	$33,973	$118,831	$99,754

Increase (Decrease)	7.0%		19.1%

(1)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.
(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(3)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019.
(4)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 3Q20 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2020, the Company recorded:

•	Net income of $39.9 million compared to net income of $18.2 million for the prior year quarter.
•	Earnings per diluted share of $0.56 compared to earnings per diluted share of $0.25 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.35 for both the current quarter and the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2020, the Company recorded:

•	Net income of $97.2 million compared to net income of $42.5 million for the prior year to date.
•	Earnings per diluted share of $1.36 compared to earnings per diluted share of $0.59 for the prior year to date.
•

Adjusted earnings per diluted share of $1.17 compared to adjusted earnings per diluted share of $1.04 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2020 (8)	2019	2020 (8)	2019

Reported Earnings Per Diluted Share	$0.56	$0.25	$1.36	$0.59

Pre-tax adjustments included in operating expenses:
Amortization (1)	0.01	-	0.02	-
Asset impairment (2)	-	-	0.01	-
Lease expenses for vacated space (3)	-	-	0.01	0.02
Significant legal settlements (4)	-	0.10	-	0.52
Total pre-tax adjustments	$0.01	$0.10	$0.04	$0.54
Tax effect of adjustments (5)	-	(0.02)	(0.01)	(0.06)
Tax effect of change in settlement deductibility (6)	-	0.02	-	(0.03)
Release of valuation allowance (7)	(0.22)	-	(0.22)	-
Total adjustments after tax	(0.21)	0.10	(0.19)	0.45
Adjusted Earnings Per Diluted Share	$0.35	$0.35	$1.17	$1.04
(1)	Amortization amounts relate to definite-lived intangible assets associated with the Trident acquisition.
(2)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.
(3)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(4)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019.
(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(6)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter of 2019. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million reflected during the fourth quarter of 2019 has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the third quarter of 2019. The impact of the non-deductibility was not proportionally reflected in the originally reported adjusted earnings per diluted share which would have increased by $0.02 for the quarter ended September 30, 2019 and decreased $0.03 for the year to date ended September 30, 2019. The third quarter and year to date ended September 30, 2019 now reflect this adjustment. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(7)

This relates to the release of a valuation allowance in the amount of $16.0 million as a result of the current determination that it is more likely than not that the Company will utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an Overall Domestic Loss account balance.

(8)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 3Q20 RESULTS …PG 7

BALANCE SHEET AND CASH FLOW

•

For the quarter and year to date ended September 30, 2020, net cash provided by operating activities was $32.4 million and $137.8 million, compared to $32.0 million and $85.4 million for the respective prior year periods.

•	As of September 30, 2020 and December 31, 2019, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $367.7 million and $294.2 million, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2020	2019	% Change	2020	2019	% Change
Net cash provided by operating activities	$32,389	$31,977	1.3%	$137,753	$85,391	61.3%
Capital expenditures	$4,040	$1,812	123.0%	$7,479	$3,220	132.3%

OUTLOOK

The Company is providing the following updated outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

The outlook reflects the Company’s expectation of achieving growth in new and total student enrollments at both CTU and AIU for the fourth quarter and full year 2020.

	Total Company Outlook
	For Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Operating Income	$30.8M - $32.3M	$32.0M	$137.5M - $139.0M	$86.5M
Adjusted Operating Income	$35.2M - $36.7M	$34.6M	$154.0M - $155.5M	$134.3M

Earnings Per Diluted Share	$0.33 - $0.34	$0.38	$1.69 - $1.71	$0.97
Adjusted Earnings Per Diluted Share	$0.34 - $0.35	$0.33	$1.51 - $1.53	$1.37

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2020 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no significant operating or financial impacts from the COVID-19 pandemic beyond known costs which have been incorporated in the outlook, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 26% for the fourth quarter and approximately 15% for the full year, and (vii) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q20 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, November 5, 2020 at 5:30 p.m. Eastern time to discuss third quarter and year to date 2020 results and 2020 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s regionally accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Our universities offer students industry-relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Perdoceo institutions can be found at www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the operating impact of the settlements with the U.S. Federal Trade Commission and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising functions to achieve anticipated operating performance; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; the impact of the global COVID-19 pandemic; difficulties with integrating the assets of Trident University International into AIU’s operations; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

PRDO ANNOUNCES 3Q20 RESULTS …PG 9

Investors:

Alpha IR Group

Wyatt Turk or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$58,120	$108,687
Restricted cash	4,000	-
Short-term investments	305,610	185,488
Total cash and cash equivalents, restricted cash and short-term investments	367,730	294,175

Student receivables, net	37,554	55,018
Receivables, other	2,711	1,381
Prepaid expenses	7,825	7,299
Inventories	616	576
Other current assets	418	1,936
Total current assets	416,854	360,385

NON-CURRENT ASSETS:
Property and equipment, net	28,808	26,006
Right of use asset, net	47,050	50,366
Goodwill	118,312	87,356
Intangible assets, net	16,356	7,900
Student receivables, net	1,155	1,244
Deferred income tax assets, net	49,284	60,169
Other assets	5,932	5,720
TOTAL ASSETS	$683,751	$599,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$11,013	$11,784
Accounts payable	12,856	11,533
Accrued expenses:
Payroll and related benefits	19,350	27,616
Advertising and marketing costs	12,495	10,479
Income taxes	2,378	1,376
Other	11,100	16,378
Deferred revenue	29,303	24,647
Total current liabilities	98,495	103,813

NON-CURRENT LIABILITIES:
Lease liability - operating	46,273	52,391
Other liabilities	17,312	11,647
Total non-current liabilities	63,585	64,038

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	865	860
Additional paid-in capital	650,990	639,335
Accumulated other comprehensive income	603	344
Retained earnings	115,284	18,071
Treasury stock	(246,071)	(227,315)
Total stockholders' equity	521,671	431,295
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$683,751	$599,146

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$168,471	99.6%	$154,291	99.6%
Other	655	0.4%	668	0.4%
Total revenue	169,126		154,959
OPERATING EXPENSES:
Educational services and facilities	27,562	16.3%	25,318	16.3%
General and administrative	105,495	62.4%	103,063	66.5%
Depreciation and amortization	3,995	2.4%	2,284	1.5%
Total operating expenses	137,052	81.0%	130,665	84.3%
Operating income	32,074	19.0%	24,294	15.7%
OTHER INCOME:
Interest income	737	0.4%	1,698	1.1%
Interest expense	(42)	0.0%	(43)	0.0%
Miscellaneous (expense) income	(14)	0.0%	97	0.1%
Total other income	681	0.4%	1,752	1.1%
PRETAX INCOME	32,755	19.4%	26,046	16.8%
(Benefit from) provision for income taxes	(7,206)	-4.3%	7,653	4.9%

INCOME FROM CONTINUING OPERATIONS	39,961	23.6%	18,393	11.9%
Loss from discontinued operations, net of tax	(21)	0.0%	(159)	-0.1%
NET INCOME	39,940	23.6%	18,234	11.8%

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.58		$0.26
Loss from discontinued operations	-		-
Net income per share	$0.58		$0.26

NET INCOME PER SHARE -DILUTED:
Income from continuing operations	$0.56		$0.25
Loss from discontinued operations	-		-
Net income per share	$0.56		$0.25
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,167		70,142
Diluted	71,016		72,142

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
	2020		2019
NET INCOME	$39,940		$18,234
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	123		(113)
Unrealized (loss) gain on investments	(461)		44
Total other comprehensive loss	(338)		(69)
COMPREHENSIVE INCOME	$39,602		$18,165

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$514,364	99.7%	$467,298	99.6%
Other	1,791	0.3%	1,955	0.4%
Total revenue	516,155		469,253
OPERATING EXPENSES:
Educational services and facilities	83,149	16.1%	76,995	16.4%
General and administrative	314,864	61.0%	331,057	70.5%
Depreciation and amortization	10,785	2.1%	6,752	1.4%
Asset impairment	612	0.1%	-	0.0%
Total operating expenses	409,410	79.3%	414,804	88.4%
Operating income	106,745	20.7%	54,449	11.6%
OTHER INCOME:
Interest income	3,235	0.6%	4,730	1.0%
Interest expense	(126)	0.0%	(125)	0.0%
Miscellaneous income	98	0.0%	368	0.1%
Total other income	3,207	0.6%	4,973	1.1%
PRETAX INCOME	109,952	21.3%	59,422	12.7%
Provision for income taxes	12,670	2.5%	16,362	3.5%

INCOME FROM CONTINUING OPERATIONS	97,282	18.8%	43,060	9.2%
Loss from discontinued operations, net of tax	(69)	0.0%	(594)	-0.1%
NET INCOME	97,213	18.8%	42,466	9.0%

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$1.40		$0.62
Loss from discontinued operations	-		(0.01)
Net income per share	$1.40		$0.61

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$1.36		$0.60
Loss from discontinued operations	-		(0.01)
Net income per share	$1.36		$0.59

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,366		70,029
Diluted	71,267		71,901

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
	2020		2019
NET INCOME	$97,213		$42,466
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	128		(130)
Unrealized gain on investments	131		814
Total other comprehensive income	259		684
COMPREHENSIVE INCOME	$97,472		$43,150

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,213	$42,466
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	612	-
Depreciation and amortization expense	10,785	6,752
Bad debt expense	36,706	32,028
Compensation expense related to share-based awards	9,735	3,922
Deferred income taxes	11,339	16,265
Changes in operating assets and liabilities	(28,637)	(16,042)
Net cash provided by operating activities	137,753	85,391

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(333,767)	(418,156)
Sales of available-for-sale investments	213,576	382,022
Purchases of property and equipment	(7,479)	(3,220)
Business acquisition	(39,819)	-
Other	-	9
Net cash used in investing activities	(167,489)	(39,345)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,925	1,326
Purchase of treasury stock	(17,862)	-
Payments of employee tax associated with stock compensation	(894)	(2,692)
Net cash used in financing activities	(16,831)	(1,366)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(46,567)	44,680
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	108,687	32,731
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$62,120	$77,411

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2020	2019
REVENUE:
CTU	$98,985	$96,038
AIU (1)	70,048	58,907
Total University Group	169,033	154,945
Corporate and Other (2)	93	14
Total	$169,126	$154,959

OPERATING INCOME (LOSS):
CTU	$32,993	$29,926
AIU (1)	5,513	7,341
Total University Group	38,506	37,267
Corporate and Other (2)	(6,432)	(12,973)
Total	$32,074	$24,294

OPERATING MARGIN (LOSS):
CTU	33.3%	31.2%
AIU (1)	7.9%	12.5%
Total University Group	22.8%	24.1%
Corporate and Other (2)	NM	NM
Total	19.0%	15.7%

(1)	AIU’s revenue and operating income for the quarter ended September 30, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)

Corporate and Other includes results of operations for closed campuses. Operating losses related to closed campuses were $0.4 million and $8.2 million for the quarters ended September 30, 2020 and 2019, respectively, which included $7.1 million of legal settlement expense related to the Oregon arbitration matter for the quarter ended September 30, 2019.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2020	2019
REVENUE:
CTU	$302,766	$289,650
AIU (1)	213,279	179,559
Total University Group	516,045	469,209
Corporate and Other (2)	110	44
Total	$516,155	$469,253

OPERATING INCOME (LOSS):
CTU (3)	$100,688	$71,730
AIU (1) (4)	25,365	11,436
Total University Group	126,053	83,166
Corporate and Other (2)	(19,308)	(28,717)
Total	$106,745	$54,449

OPERATING MARGIN (LOSS):
CTU (3)	33.3%	24.8%
AIU (1) (4)	11.9%	6.4%
Total University Group	24.4%	17.7%
Corporate and Other (2)	NM	NM
Total	20.7%	11.6%

(1)	AIU’s revenue and operating income for the year to date ended September 30, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)

Corporate and Other includes results of operations for closed campuses. Operating losses related to closed campuses were $1.8 million and $12.8 million for the years to date ended September 30, 2020 and 2019, respectively, which included $7.1 million of legal settlement expense related to the Oregon arbitration matter for the year to date ended September 30, 2019.

(3)	$18.6 million of expense related to the FTC settlement was recorded within CTU during the year to date ended September 30, 2019.
(4)	$11.4 million of expense related to the FTC settlement was recorded within AIU during the year to date ended September 30, 2019.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2020 (9)	2019	2020 (9)	2019
Total Company
Operating income	$32,074	$24,294	$106,745	$54,449
Depreciation and amortization (2)	3,995	2,284	10,785	6,752
Asset impairment (3)	-	-	612	-
Lease expenses for vacated space (4)	270	295	689	1,453
Significant legal settlements (5)	-	7,100	-	37,100
Adjusted Operating Income -- Total Company	$36,339	$33,973	$118,831	$99,754

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020 (9)	2019	2020 (9)	2019
Total Company
Operating income	$30.8M - $32.3M	$32,013	$137.5M - $139.0M	$86,462
Depreciation and amortization (2)	4.2M	2,393	15.0M	9,145
Asset impairment (3)	-	-	0.6M	-
Lease expenses for vacated space (4)	0.2M	177	0.9M	1,630
Significant legal settlements (5)	-	-	-	37,100
Adjusted Operating Income -- Total Company	$35.2M - $36.7M	$34,583	$154.0M - $155.5M	$134,337

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2020 (9)	2019	2020 (9)	2019
Reported Earnings Per Diluted Share	$0.56	$0.25	$1.36	$0.59

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.01	-	0.02	-
Asset impairment (3)	-	-	0.01	-
Lease expenses for vacated space (4)	-	-	0.01	0.02
Significant legal settlements (5)	-	0.10	-	0.52
Total pre-tax adjustments	$0.01	$0.10	$0.04	$0.54
Tax effect of adjustments (6)	-	(0.02)	(0.01)	(0.06)
Tax effect of change in settlement deductibility (7)	-	0.02	-	(0.03)
Release of valuation allowance (8)	(0.22)	-	(0.22)	-
Total adjustments after tax	(0.21)	0.10	(0.19)	0.45
Adjusted Earnings Per Diluted Share	$0.35	$0.35	$1.17	$1.04

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020 (9)	2019	2020 (9)	2019
Reported Earnings Per Diluted Share	$0.33 - $0.34	$0.38	$1.69 - $1.71	$0.97

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.01	-	0.04	-
Asset impairment (3)	-	-	0.01	-
Lease expenses for vacated space (4)	-	-	0.01	0.02
Significant legal settlements (5)	-	-	-	0.51
Total pre-tax adjustments	$0.01	$-	$0.06	$0.53
Tax effect of adjustments (6)	-	-	(0.02)	(0.13)
Tax effect of change in settlement deductibility (7)	-	(0.05)	-	-
Release of valuation allowance (8)	-	-	(0.22)	-
Total adjustments after tax	0.01	(0.05)	(0.18)	0.40
Adjusted Earnings Per Diluted Share	$0.34 - $0.35	$0.33	$1.51 - $1.53	$1.37

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization amounts relate to definite-lived intangible assets associated with the Trident acquisition.

(3)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.

(4)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.

(5)	Significant legal settlements relate to the FTC and Oregon arbitrations matters recorded during 2019.

(6)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(7)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million reflected during the fourth quarter of 2019 has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the third quarter of 2019. The impact of the non-deductibility was not proportionally reflected in the originally reported adjusted earnings per diluted share which would have increased by $0.02 for the quarter ended September 30, 2019 and decreased $0.03 for the year to date ended September 30, 2019. The third quarter and year to date ended September 30, 2019 now reflect this adjustment. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(8)

This relates to the release of a valuation allowance in the amount of $16.0 million as a result of the current determination that it is more likely than not that the Company will utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an Overall Domestic Loss account balance.

(9)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.